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                                                                Exhibit 10.1.1.3

                               BIOVEX GROUP, INC.

             ENTERPRISE MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT
                           FOR UK QUALIFYING EMPLOYEES
                     GRANTED UNDER 2006 STOCK INCENTIVE PLAN

THIS AGREEMENT is made _____ day __________ 200[_]

BETWEEN:

(1)  BIOVEX GROUP, INC., a Delaware corporation (the "Company"); and

(2)  [EMPLOYEE] of [ADDRESS] (the "Participant")

WHEREAS:

(A) The Board (as defined below) considers that the Company is a qualifying company as defined in Part 3 of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 ("SCHEDULE 5"). In this agreement, the "Board" shall have the same meaning as it carries in the Company's 2006 Stock Incentive Plan (the "Plan"), a copy of which is set out in Exhibit A.

(B)  The Participant is an eligible employee as defined in Part 4 of Schedule 5.

(C) The Board considers that the grant of this option to the Participant is for commercial reasons in order to recruit or retain the Participant and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax.

(D) The Board considers that the total Market Value (as defined below) of shares in the Company in respect of which unexercised options (granted in respect of the Company's shares which qualify or are intended to qualify as enterprise management incentive options under the terms of Schedule 5 ("EMI OPTIONS")) does not exceed L3 million or such other value as shall be specified at that time in paragraph 7 of Schedule 5. In this agreement, "MARKET VALUE" shall be determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992.

(E) The Market Value (as at the date of grant) of the shares of Common Stock (as defined below) which the Participant could acquire or has acquired or could have acquired by the exercise of:

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     (i)  this option, and/or

     (ii) any other EMI Options granted to him under the Plan or otherwise by reason of his employment with any Group Company (as defined below) in the preceding three years (whether or not exercised or released), and/or

     (iii) any unexercised options to acquire shares under a scheme approved under Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003 granted to him by reason of his employment with any Group Company in the preceding three years, does not exceed L100,000 or such other limit as may be imposed from time to time by Schedule 5. The term "GROUP COMPANY" shall include any of the Company's present or future parent or subsidiary corporations, and any present or future subsidiary corporations of any such present or future parent corporations, as defined in Sections 424(e) or (f) of the Code (as defined below).

(F) The Company has agreed to grant the Participant an enterprise management incentive option to acquire shares of common stock of the Company in accordance with the terms of Schedule 5 and on the terms set out in this agreement and the Plan.

(G) The restrictions to which the Shares may be subject are set out in: (i) the Company's certificate of incorporation, as amended from time to time (a copy of which is set out in Exhibit B), (ii) this agreement, and (iii) the Plan generally.

1.   Grant of Option.

     This agreement evidences the grant by the Company, on ________, 200[_] (the "Grant Date") to _________, an [employee], [consultant], [director] of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of _________ shares (the "Shares") of common stock, $0.0001 par value per share, of the Company ("Common Stock") at $_______ per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on ____________ [the day immediately prior to the date ten years out from the date of the stock option award (five years in the case of a 10% stockholder)] (the "Final Exercise Date").

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

     It is intended that this option is a qualifying option under Schedule 5 to the Income Tax (Earnings and Pensions) Act 2003. This option is granted under the provisions of Schedule 5.

     The Participant shall within 30 days (or such longer period as permitted by the Board) immediately following the Grant Date give a declaration to the Company (in the form determined by the Board) that he meets the requirements of paragraph 26 of Schedule 5


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(commitment of working time) in relation to this option. If the Participant fails to provide the declaration referred to above within such period, this option shall terminate and lapse immediately and be deemed never to have been granted.

2.   Vesting Schedule.

     This option will become exercisable ("vest") as to _____% of the original number of Shares on the [first] anniversary of the Grant Date and as to an additional _____% of the original number of Shares at the end of each successive calendar quarter period following the first anniversary of the Grant Date until the [fourth] anniversary of the Grant Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.   Exercise of Option.

     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only


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to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of "cause" for termination of employment or other relationship, "Cause" shall have the meaning ascribed to such term in such agreement. Otherwise, "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.   Tax matters.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of any federal, national, foreign, state or local taxes and social security contributions (including without limitation all employer national insurance contributions) required by law to be withheld or paid on behalf of the Participant in respect of this option or which the Participant has agreed or elected to bear.

     Unless the Board permits otherwise, this option may not be exercised unless and until the Company (or any Group Company) has received from the Participant a duly completed joint election with the Company, his employer or other company (in the form prescribed by the Board from time to time) to the effect that the Participant will become liable, so far as permissible by law, for the whole of any secondary Class 1 national insurance contributions which may arise in connection with this option and the shares of common stock which may be or are acquired on the exercise of this option.

     Unless the Board permits otherwise, this option may not be exercised unless and until the Participant enters into a joint election under Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in the form as prescribed by the Board from time to time, for the full disapplication of Chapter 2 of Part 7 of that Act.

     Neither the Company nor any parent or subsidiary of the Company shall have any liability to the Participant if this option (or any part thereof) is not or ceases to be a qualifying option under Schedule 5 to the Income Tax (Earnings and Pensions) Act 2003.


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5.   Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.   Waiver.

     The rights and obligations of the Participant under the terms of his office or employment with the Company, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by his participation in the Plan or the grant of this option or any right which he may have to participate therein, and the Participant hereby waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his ceasing to have rights under or being entitled to exercise this option as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

7.   Data Protection.

     The Participant agrees to the receipt, holding and processing of information in connection with the grant, vesting, exercise, taxation and general administration of the Plan and this option by the Company or any subsidiary of the Company and any of their advisers or agents and to the transmission of such information outside of the European Economic Area for this purpose.

8.   Third Party Rights.

     The Contracts (Rights of Third Parties) Act 1999 shall not apply to this option and no person other than parties hereto shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

9.   Provisions of the Plan.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

                                      *****


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     IN WITNESS WHEREOF, the parties have executed this agreement as a deed on the date set forth above. The Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option and this agreement shall take effect as a deed and sealed instrument.

                                        BIOVEX GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


EXECUTED as a DEED by
PARTICIPANT:


                                        By:
                                            ------------------------------------
                                            (Signature of Participant)
                                        Name:
                                              ----------------------------------
                                              (Printed Name of Participant)


In the presence of:

Witness signature:
                   -------------------------
Witness name:
              ------------------------------
Witness address:
                 ---------------------------

                 ---------------------------
Witness occupation:
                    ------------------------


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                                    EXHIBIT A

                  BIOVEX GROUP, INC. 2006 STOCK INCENTIVE PLAN


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                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION


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